Exhibit 4.1

JPMORGAN CHASE & CO.

and

THE BANK OF NEW YORK MELLON, as Warrant Agent

_____________________

  WARRANT AGREEMENT
dated as of April 15, 2009

____________________

  Index Call Warrants linked to the S&P 500® Index
Expiring July 13, 2009

TABLE OF CONTENTS

PAGE

ARTICLE 1

ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND REGISTRATION
OF WARRANT CERTIFICATES AND GLOBAL WARRANT CERTIFICATE
i

Section 5.02.	Covenant of the Warrant Agent	16

EXHIBIT A    Form of Warrant Certificate
EXHIBIT A-1 Form of Global Warrant Certificate
EXHIBIT B    The Bank of New York Mellon Fee Schedule

ii

WARRANT AGREEMENT

THIS AGREEMENT, dated as of April 15, 2009, between JPMorgan Chase & Co. (the “Company”) and The Bank of New York Mellon, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company proposes to issue 15,000 of its Index Call Warrants linked to the S&P 500® Index expiring July 13, 2009 (each a “Warrant” and collectively, the “Warrants”), representing the right to receive from the Company on exercise an amount in U.S. Dollars equal to the Cash Settlement Value (as defined herein) determined by reference to the appreciation of the S&P 500® Index on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
  ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND REGISTRATION
 OF WARRANT CERTIFICATES AND GLOBAL WARRANT CERTIFICATE

Section 1.01. Issuance of Warrants. (a) The Warrants are unsecured contractual obligations of the Company and will rank pari passu parity with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.

(b) Each Warrant entitles a Registered Holder (as defined herein) of a Warrant (each a “Warrantholder”) to receive upon exercise, subject to the provisions contained herein, the Cash Settlement Value, of such Warrant. A Warrant will not entitle or require a Warrantholder to purchase or to take delivery from the Company of any shares of any component stocks of the Index or any Successor Index (as defined herein) (the “Underlying Stocks”), or any other securities. Following exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in an amount equal to the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or any other securities. Except as otherwise provided herein, beneficial owners of interests in the Global Warrant Certificate (as defined below) shall not be entitled to receive Definitive Warrants (as defined herein) evidencing the Warrants.

Section 1.02. Form, Execution and Delivery of Warrants. (a) The Warrants, whenever issued, shall be represented by a global certificate in registered form evidencing such Warrants substantially in the form set forth in Exhibit A-1 hereto (the “Global Warrant Certificate”) deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”, which term, as used herein, includes any successor securities depositary selected by the Company), as more fully described in Section 1.03 herein, except in the circumstances set forth in Section 1.04 hereof.

Section 1.03. Global Warrant Certificate. (a) Each Global Warrant Certificate issued in accordance with this Section 1.03 shall be substantially in the form set forth in Exhibit A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. Each Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed or of any Depositary referred to herein, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates as set forth in Section 1.05 below.

(b) The Warrant Agent is authorized upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall upon order of the Company deliver the Global Warrant Certificate to or upon the order of the Depositary. One or more Global Warrant Certificates may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time (unless the rules of the Depositary in respect of the maximum amount of securities to be represented by any one global certificate require additional certificates).

(c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depositary. The Warrant holdings of the entities entitled to execute, clear and settle transactions through the Depositary (each a “Participant”) will be recorded on the books of the Depositary. The holdings of customers of the Participants and the identity of the beneficial owners of the

Warrants will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depositary. The Global Warrant Certificate will be held by the Depositary or its agent.

Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in the Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company may from time to time select a new entity to act as Depositary with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depositary, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depositary as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate and the related notices, if any, to be delivered in connection with an exercise to reflect the selection of the new Depositary.

(d) Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depositary, to another nominee of the Depositary, to a successor Depositary or to a nominee of a successor Depositary, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder (as defined herein) thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the Financial Industry Regulatory Authority (“FINRA”) or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

The Global Warrant Certificate may be transferred as provided in paragraph (d) above, when surrendered to the Warrant Agent’s Transfer Office, or at the address of any successor Warrant Agent (as provided in Section 5.04), for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants. The “Warrant Agent’s Transfer Office” shall be the office of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in Section 5.04) and which is, on the date of this Agreement, The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286.

Section 1.04. Issuance of Definitive Warrant Certificates in lieu of Global Warrant Certificate. If (a) the Depositary is at any time unwilling or unable to continue as securities depositary for the Warrants or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 calendar days, or (b) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will issue Warrant Certificates (as defined herein) in exchange for the Global Warrant Certificate registered in the names provided by the Depositary to the Warrant Agent in writing. In any such instance, and in accordance with the provisions of this Agreement, each beneficial owner of Warrants will be entitled to have a number of Warrants equivalent to such owner’s beneficial interest in the Global Warrant Certificate registered in its name and will be entitled to physical delivery of such Warrants in definitive form. Unless the context shall otherwise require, and subject to the provisions of Section 1.03, all references in this Agreement to the Warrant Certificates (other than in Section 1.03, 1.05(c) and 1.06) shall include the Global Warrant Certificates.

Section 1.05. Definitive Warrant Certificates. (a) If, pursuant to Section 1.04 hereof, Warrants are issued in definitive form, such Warrants shall be represented by certificates in registered form substantially in the form set forth in Exhibit A hereto (the “Warrant Certificates”), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any whole number of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization on which the Warrants may be listed, or of any securities depositary, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by any of: the chairman of its Board of Directors, its president, the chairman of its executive committee, any vice chairman of its Board of Directors, the General Counsel, any Managing

Director or any vice president under its corporate seal attested by its secretary or any assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

(b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

(c) Each Warrant Certificate, when executed on behalf of the Company in accordance with Section 1.05(a), shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. After the initial issuance of Warrants hereunder, additional Warrant Certificates may be issued on original issuance upon two Business Days (as defined herein) prior notice to the Warrant Agent. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized officer of the Warrant Agent. Such countersignature by an authorized officer of the Warrant Agent upon any Warrant Certificate signed by the Company in accordance with Section 1.05(a) shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

Section 1.06. Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Warrant Certificate, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the “Warrant Register”) at the Warrant Agent’s Transfer Office, subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender thereof at the Warrant Agent’s Transfer Office, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a FINRA member or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

(b) At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates to be exchanged at the Warrant Agent’s Transfer Office. Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Section 1.05, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Warrants.

(c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.06(a) or (b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates prior to such surrender.

(d) Except as provided in Section 1.07, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.06 not involving any transfer.

Section 1.07. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

(b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as being subject to automatic exercise.

(c) Each new Warrant Certificate issued pursuant to this Section 1.07 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original,

additional contractual obligation of the Company, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

(d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

(e) The provisions of this Section 1.07 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

Section 1.08. Registered Holders. Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a “Registered Holder”) as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. In the case of Warrants represented by a Global Warrant Certificate, the nominee of the Depositary shall be deemed the sole Registered Holder of the Warrants, and the Warrant Agent and the Company shall be entitled to conclusively rely on and act pursuant to instructions of the Depositary.

Section 1.09. Re-opening of Issuance. The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants that will be considered as part of the same series as the Warrants issued on the date hereof, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of such additional Warrants. To effect such an exchange, the Company shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided for in Section 1.03. The Warrant Agent shall authenticate the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depositary in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depositary. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depositary, destroy such Global Warrant Certificate and provide a certificate of disposal to the Company, upon its written request therefor.

ARTICLE 2
DURATION AND EXERCISE OF WARRANTS

Section 2.01. Duration of Warrants, Exercise, Valuation and Delivery of Warrants.

(a) Expiration Date; Automatic Exercise. The “Expiration Date” for each Warrant shall be July 13, 2009, subject to adjustment as described below. If the scheduled Expiration Date is not a Business Day, then the Expiration Date will be the next succeeding Business Day following such scheduled Expiration Date. If, due to a Market Disruption Event or otherwise, the Observation Date (as defined below) is postponed so that it falls less than three Business Days prior to the scheduled Expiration Date, the Expiration Date will be the third Business Day following the Observation Date, as postponed. The Warrants will be automatically exercised on the Expiration Date and the Warrantholders will be entitled to a payment in cash, if any, equal to the Cash Settlement Value on the Expiration Date.

J.P. Morgan Securities Inc., (“JPMSI”) will serve as Calculation Agent (the “Calculation Agent”) for the Warrants.

(b) Observation Date. The “Observation Date” for each Warrant shall be July 8, 2009, subject to postponement as described below. If the Observation Date is not a Trading Day or if there is a Market Disruption Event on such day, the Observation Date will be postponed to the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or be continuing. In no event, however, will the Observation Date be postponed more than ten Business Days following the date originally scheduled to be the Observation Date. If the tenth Business Day following the date originally scheduled to be the Observation Date is not a Trading Day, or if there is a Market Disruption Event on such tenth Business Day, the Calculation Agent will determine the Index Closing Level for the Observation Date on such tenth Business Day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Trading Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-Trading Day) on such tenth Business Day of each security most recently constituting the Index.

(c) Determination of Cash Settlement Value. The “Cash Settlement Value” with respect to each Warrant will be an amount in U.S. Dollars equal to the greater of (i) $0 and (ii) the notional amount per Warrant multiplied by the lesser of (A) the Index Return and (B) the Maximum Return.

The “Index Return” is calculated as follows:

Ending Index Level – Initial Index Level
Initial Index Level

The “Index” means the S&P 500® Index designed, developed, maintained and operated by Standard and Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P” or the “Index Sponsor”).

The “Initial Index Level” is 849.50, as determined in the sole discretion of the Calculation Agent on the pricing date of April 9, 2009 (the “Pricing Date”).

The “Ending Index Level” is the Index Closing Level on the Observation Date.

The “Index Closing Level” on any Trading Day will equal the closing level of the Index or any Successor Index (as defined below) published following the regular official weekday close of trading on such Trading Day. In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index as described in Section 2.01(e) at the regular official weekday close of the principal trading session of the New York Stock Exchange (“NYSE”), the NYSE Alternext US LLC (the “NYSE Alternext”), The NASDAQ Stock Market or any Relevant Exchange for the Index or Successor Index, as applicable.

The “Maximum Return” is 6.00%.

The “notional amount” of each Warrant is $1,000.

“Business Day” means any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. Dollars are not conducted.

“Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the NYSE Alternext, The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

“U.S. Dollars”, “U.S. $” or “$” are references to the lawful currency of the United States of America.

Not later than 5:00 p.m., New York City time, on the Observation Date, the Calculation Agent shall determine the Cash Settlement Value for each Warrant in the manner set forth in Section 2.01(c) based on the Initial Index Level and the Ending Index Level on such Observation Date and shall provide written notice to the Warrant Agent at the Warrant Agent’s Business Office, on which notice the Warrant Agent may conclusively rely, of that Cash Settlement Value no later than 11:00 a.m., New York City time, on the Business Day immediately succeeding the Observation Date.

(d)  Alternate Index Determination.

(i) If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level on the Observation Date or any other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange for such Successor Index on such day.

(ii) Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Warrant Agent, to the Company and to the Warrantholders.

(iii) If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on, the Observation Date or any other relevant date on which the Index Closing Level is to be determined, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Observation Date or such other relevant date, then the Calculation Agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or Successor Index, as applicable.

(iv) If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the Calculation Agent will adjust its calculation of the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Section 2.02.  Payment upon Exercise.

(a) No later than 12:00 noon, New York City time, on the Business Day immediately succeeding the Observation Date, the Warrant Agent shall determine the aggregate Cash Settlement Value of all outstanding Warrants based on the Cash Settlement Value for each Warrant provided by the Calculation Agent. No later than 2:00 P.M., New York City time, on the Business Day immediately succeeding the Observation Date, the Warrant Agent shall notify the Company of the aggregate Cash Settlement Value payable in respect of the Warrants. The Warrant Agent shall promptly advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request. The Calculation Agent will not be responsible for good faith errors or omissions in determining or disseminating information regarding the Ending Index Level or determining the Cash Settlement Value for a Warrant.

(b) In the case of Warrants represented by a Global Warrant Certificate (“Book-Entry Warrants”), the Company shall make available to the Warrant Agent, no later than 2:00 P.M., New York City time, on the Expiration Date, same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the Depositary, against receipt of the Global Warrant Certificate, prior to the close of business on such Expiration Date. Such payment shall be in an amount equal to the aggregate Cash Settlement Value of the Warrants. The Depositary will be responsible for disbursing such payment to each appropriate Participant and that Participant will be responsible for disbursing such payments to the beneficial owners of Warrants it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing payments to the beneficial owners of Warrants it represents.

(c)  In the case of Warrants represented by Warrant Certificates (“Definitive Warrants”), the Company shall make available to the Warrant Agent, no later than 2:00 P.M., New York City time, on the Expiration Date, same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the appropriate Registered Holder by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder’s election upon written notice to the Company and the Warrant Agent) prior to the close of business on such Expiration Date, against receipt by the Warrant Agent, at the Warrant Agent’s Transfer Office, from such Registered Holder of its Warrant Certificates. Such payment shall be in an amount equal to the aggregate Cash Settlement Value in respect of the Warrants held by such Registered Holder, evidenced by such Warrant Certificates, subject to such automatic exercise. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.

Section 2.03.  Market Disruption Event.

(a) With respect to the Index or the relevant Successor Index, a “Market Disruption Event” means

(i) a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange; or

(ii) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or the Successor Index) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

(iii) a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or the Successor Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

(iv) a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the Calculation Agent in its sole discretion; and

(v) a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with the

Company’s ability or the ability of any of the Company’s affiliates to adjust or unwind all or a material portion of any hedge with respect to the Warrants.

(b) For purposes of determining whether a Market Disruption Event with respect to the Index (or the Successor Index) exists at any time, if trading in a security included in the Index (or the Successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the Successor Index) will be based on a comparison of:

(i) the portion of the level of the Index (or the Successor Index) attributable to that security relative to

(ii) the overall level of the Index (or the Successor Index), in each case immediately before that suspension or limitation.

(c) For purposes of determining whether a Market Disruption Event with respect to the Index (or the Successor Index) has occurred with respect to the Index (or the Successor Index):

(i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or the Successor Index);

(ii) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(iii)  a suspension of trading in futures or options contracts on the Index (or the Successor Index) by the primary exchange or market for trading in such contracts by reason of

(A)	a price change exceeding limits set by such exchange or market,

(B)	an imbalance of orders relating to such contracts, or

(C)	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the Successor Index); and

(iv) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary exchange or market on which futures or options contracts related to the Index (or the Successor Index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant Exchange” means, with respect to the Index or the relevant Successor Index, the primary U.S. exchange or market of trading for any security (or any combination thereof) then included in the Index or such Successor Index, as applicable.

Section 2.04. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value shall have become due and payable shall be repaid by the Warrant Agent to the Company, at the Company’s request, and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify (a) in the case of Book-Entry Warrants, the Depositary (on behalf of the Participants concerned), that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company or (b) in the case of Definitive Warrants, the Registered Holders.

Section 2.05. Return of Global Warrant Certificate. In the event a Global Warrant Certificate is issued, at such time as all of the Warrants evidenced by such Certificate have been exercised or otherwise cancelled and all payments to the Depositary have been made as provided herein, the Warrant Agent shall cancel such Global Warrant Certificate and dispose of the cancelled Global Warrant Certificate in accordance with its customary procedures (unless instructed by the Company to deliver the Global Warrant Certificate to the Company) and shall provide a certificate of disposition to the Company upon its written request therefor.

ARTICLE 3
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 3.01. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent or any other person, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.

ARTICLE 4

WARRANTS ACQUIRED BY THE COMPANY; PAYMENT OF TAXES

Section 4.01. Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (a) in the case of Book-Entry Warrants, surrendered free through a Participant to the Depositary for credit to the account of the Warrant Agent maintained at the Depositary, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants so cancelled promptly after such account is credited or (b) in the case of Definitive Warrants, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent. In the case of Book-Entry Warrants, such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depositary. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

Any cancelled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same upon its written request therefor.

Section 4.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, Warrant Certificates or Global Warrant Certificate.

Section 4.03. Treatment of Holders. The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the person in whose name a Warrant Certificate or the Global Warrant Certificate shall be registered in the records of the Warrant Agent as the absolute owner of such Warrant Certificate or Global Warrant Certificate, as the case may be (notwithstanding any notation of ownership or other writing thereon) (the

“Holder”) for any purpose and as the person entitled to exercise the rights or receive any payment, represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, except that the Warrant Agent and the company shall be entitled to conclusively rely on and act pursuant to instructions of the Depositary, as applicable, as contemplated by Article 1 of this Agreement. This Section shall be without prejudice to the rights of Holders as described elsewhere herein.

ARTICLE 5
CONCERNING THE WARRANT AGENT

Section 5.01. Warrant Agent. The Company hereby appoints The Bank of New York Mellon as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and The Bank of New York Mellon hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificates or the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

Section 5.02. Covenant of the Warrant Agent. The Warrant Agent covenants and agrees to maintain offices, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Agreement, including, without limitation, the computation of the aggregate Cash Settlement Values, and the timely settlement of the Warrants upon exercise thereof.

Section 5.03. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

(a) The Company agrees promptly to pay the Warrant Agent the compensation set forth in Exhibit B hereto for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of- pocket expenses (including attorneys’ fees and expenses) incurred by the Warrant Agent without gross negligence, bad faith or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending itself against any claim of liability in the premises. The Warrant Agent agrees to indemnify the Company for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by the Issuer by reason of its being made a party to a suit or claim arising out of this Warrant Agreement as a result of the gross negligence, bad faith or willful misconduct of the Warrant Agent arising out of or in connection with its acting as Warrant Agent hereunder. The obligations of the Company and the Warrant Agent under this Section 5.03(a) shall survive the termination of this Agreement and resignation or removal of the Warrant Agent.

(b) In acting under this Agreement, the Warrant Agent is acting solely as a non-fiduciary agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

(c) The Warrant Agent undertakes to perform such duties and only such duties as are expressly set forth herein to be performed by it, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Warrant Agent.

(d) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. In no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(f) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depositary, trustee or agent for, any committee or body of owners or Warrantholders or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

(g) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

(h)  The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates or the Global Warrant Certificate (except its countersignature thereof) or with respect to any matter relating to the offering material used in connection with the offer and sale of the Warrants.

(i) The recitals contained herein and in the Warrant Certificates or the Global Warrant Certificate (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

(j) The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or the Global Warrant Certificate or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

(k) The Warrant Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Warrants under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the Warrants pursuant to the terms of this Agreement or any other document contemplated hereby.

(l) The Warrant Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage not caused by the Warrant Agent; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communications service not caused by the Warrant Agent; accidents not caused by the Warrant Agent; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Warrant Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 5.04. Resignation, Removal and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.04, whichever occurs earlier.

(b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $100,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent’s notice of resignation or removal, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.03(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

(d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.

(e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 6
MERGER, CONSOLIDATION, CONVEYANCE OR TRANSFER

Section 6.01. Merger, Consolidation, Conveyance or Transfer. If at any time the Company merges or consolidates with any other Person (as defined below) or sells or conveys all or substantially all of its assets to any other Person, then in any such event the successor, if other than the Company, shall by an instrument of assumption delivered to the Warrant Agent succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrants as the Company. The Company shall thereupon, except in the case of a transfer by way of lease, be relieved of any further obligation hereunder and under the Warrants, and the Company, as the predecessor corporation, except in the case of a transfer by way of lease, may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor and assuming Person may thereupon cause to be signed, and may issue either in its own name or in the name of the Company, Global Warrant Certificates or Warrant Certificates, as the case may be, evidencing any or all of the Warrants issuable hereunder that theretofore shall not have been signed by the Company. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

In the case of any such merger, consolidation, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Global Warrant Certificates or Warrant Certificates, as the case may be, representing the Warrants thereafter to be issued as may be appropriate.

The Warrant Agent may receive an opinion of counsel as conclusive evidence that any such merger, consolidation, conveyance, transfer or assumption complies with the provisions of this Section.

ARTICLE 7
MISCELLANEOUS

Section 7.01. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the Warrantholders, for the purpose of (i) curing any ambiguity, (ii) curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or (iii) amending this Agreement or the term of the Warrants in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners or holders of the Warrants.

(b) The Company and the Warrant Agent may modify or amend this Agreement and the terms of the Warrants, with the consent of the Warrantholders (by vote of Registered Holders) holding not less than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that (i) reduces the amounts receivable upon expiration of the warrants, (ii) otherwise materially and adversely affects the exercise rights of the Warrantholders, or (iii) reduces the percentage of the number of outstanding Warrants the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by a Global Warrant Certificate, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by the Depositary on behalf of Participants acting on behalf of beneficial owners of Warrants, provided that any such certification states the Warrant holdings of such Participants.

Section 7.02. Notices and Demands to the Company and the Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the

Company by any Registered Holder or Participant pursuant to the provisions of this Agreement, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 7.03. Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be addressed to The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286 (the “Warrant Agent’s Business Office”) and any communications to the Company with respect to this Agreement shall be addressed to JPMorgan Chase & Co., 270 Park Avenue, New York, New York, 10017-2070, Attention: Corporate Treasury, (or such other address as shall be specified in writing by the Warrant Agent or the Company, respectively).

Section 7.04. Notices to Holders. The Company may cause to have notice given to the Warrantholders by providing the Warrant Agent with a form of notice to be distributed by (a) in the case of Book-Entry Warrants, the Depositary to be distributed by the Depositary to Participants in accordance with the custom and practices of the Depositary or (b) in the case of Definitive Warrants, the Warrant Agent to Registered Holders.

Section 7.05. Obtaining of Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and (b) any and all filings or notices under United States Federal and State securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates, the Global Warrant Certificate or the exercise of the Warrants.

Section 7.06. Persons Having Rights Under This Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the Registered Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors, and of the Registered Holders.

Section 7.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent’s Business Office for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depositary or any person certified by any Participant to be a beneficial owner of Warrants, in each case, on behalf of whom such Participant holds Warrants.

Section 7.08. Headings. The descriptive headings of the several Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 7.10. Applicable Law. This Agreement and each Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.

Section 7.11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement.

Section 7.12.  Certain Matters Relating to the S&P 500® Index.

(a) References to the S&P 500® Index in this Agreement and the Warrants are made pursuant to a non-exclusive license agreement between JPMSI and S&P.

(b) The copyright relating to the S&P 500® Index, the intellectual property rights relating to the indications for “Standard & Poor’s”, “S&P”, “S&P 500” and “500”, and any other related rights, belong to The McGraw-Hill Companies, Inc.

(c) S&P shall be entitled to change the details of the S&P 500® Index and to suspend the announcement thereof.

(d) The issuance of the Warrants and other transactions relating to the license agreement with S&P are being conducted exclusively at the risk of the Company and JPMSI, and S&P has assumed and will assume no obligation or responsibility therefor.

Section 7.13. Waiver of Jury Trial. Each of the Company and the Warrant Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement , the Warrants or the transaction contemplated hereby.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

JPMORGAN CHASE & CO.

By:	/s/ Le Roy Davis
Name: Le Roy Davis
Title: Managing Director

THE BANK OF NEW YORK MELLON, as Warrant Agent

By:	/s/ Robert Griffin
Name: Robert Griffin
Title: Managing Director

EXHIBIT A

FORM OF WARRANT CERTIFICATE

FACE

NO. C-_____________	CUSIP No.46625H142

JPMORGAN CHASE & CO.

Index Call Warrants linked to the S&P 500® Index

Expiring July 13, 2009

This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of _____________ Index Call Warrants linked to the S&P 500® Index expiring July 13, 2009 (the “Warrants”) of JPMorgan Chase & Co. (the “Company”). Each Warrant entitles the Registered Holder (the “Warrantholder”) to receive, subject to the conditions set forth herein and in the Warrant Agreement referred to below, from the Company the Cash Settlement Value of such Warrant on the Expiration Date (as defined below). Each Warrant will be automatically and irrevocably exercised on the Expiration Date and the Warrantholder will receive a payment in cash, if any, equal to the Cash Settlement Value.

The “Cash Settlement Value” with respect to each Warrant will be an amount in U.S. Dollars equal to the greater of (i) $0 and (ii) the notional amount per Warrant multiplied by the lesser of (A) the Index Return and (B) the Maximum Return. The Cash Settlement Value will be rounded to the nearest cent, with one-half cent rounded upward. The change in the Index from the Initial Index Level to the Ending Index Level (expressed as a percentage of the Initial Index Level) (the “Index Return”) is described by the following formula:

Ending Index Level – Initial Index Level
Initial Index Level

The “Index” means the S&P 500® Index designed, developed, maintained and operated by Standard and Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P” or the “Index Sponsor”).

The “Initial Index Level” is 849.50, as determined in the sole discretion of the Calculation Agent on the pricing date of April 9, 2009 (the “Pricing Date”).

The “Ending Index Level” is the Index Closing Level on the Observation Date.

The “Index Closing Level” on any trading day will equal the closing level of the Index or any Successor Index (as defined below) published following the regular official weekday close of trading on such Trading Day. In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index as described on the reverse hereof at the regular official weekday close of the principal trading session of the New York Stock Exchange (“NYSE”), the NYSE Alternext US LLC (the “NYSE Alternext”), The NASDAQ Stock Market or any Relevant Exchange for the Index or Successor Index, as applicable.

The “Maximum Return” is 6.00%.

The “notional amount” of each Warrant is $1,000.

A Warrant will not entitle or require a Warrantholder to purchase or to take delivery from the Company of any shares of any component stocks of the Index or any Successor Index (the “Underlying Stocks”), or any other securities. Following exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in an amount equal to the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or any other securities (as defined on the reverse hereof).

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, JPMORGAN CHASE & CO. has caused this instrument to be duly executed.

Dated:  _________________

JPMORGAN CHASE & CO.

By:
Name
Title

Attest:

By
Secretary

Countersigned as of the date above written:

THE BANK OF NEW YORK MELLON, as Warrant Agent

By:
Authorized Officer

REVERSE

JPMORGAN CHASE & CO.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of April 15, 2009 (the “Warrant Agreement”), among the Company, The Bank of New York Mellon, as Warrant Agent (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder (as defined on the reverse hereof) consents by acceptance of this Warrant Certificate and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file with the Warrant Agent at The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286 (the “Warrant Agent’s Business Office”).

The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.

Each Warrant entitles the Warrantholder to receive, upon automatic exercise, the Cash Settlement Value of such Warrant.

The Company has appointed J.P. Morgan Securities Inc. (“JPMSI”) to be its Calculation Agent, (the “Calculation Agent”), to determine the Initial Index Level, the Ending Index Level, and the Index Return as provided in the Calculation Agent Agreement dated January 22, 2009, (the “Calculation Agent Agreement.”). The Calculation Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Calculation Agent Agreement, its calculations and determinations made under the Calculation Agent Agreement and this Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent’s Business Office.

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level on the Observation Date or any other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange for such Successor Index on such day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Warrant Agent, to the Company and to the Warrantholders.

If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on, the Observation Date or any other relevant date on which the Index Closing Level is to be determined, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Observation Date or such other relevant date, then the Calculation Agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or Successor Index, as applicable.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the Calculation Agent will adjust its calculation of the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Neither the Company nor the Calculation Agent will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index or any Successor Index, or as to adjustments or calculations by the Calculation Agent (as provided above) in order to arrive at the level of the Index or any Successor Index.

The “Expiration Date” for each Warrant shall be July 13, 2009, subject to adjustment as described below. If the scheduled Expiration Date is not a Business Day, then the Expiration Date will be the next succeeding Business Day following such scheduled Expiration Date. If, due to a Market Disruption Event or otherwise, the Observation Date is postponed so that it falls less than three Business Days prior to the scheduled Expiration Date, the Expiration Date will be the third Business Day following the Observation Date, as postponed.

The “Observation Date” for each Warrant shall be July 8, 2009, subject to postponement as described below. If the Observation Date is not a Trading Day or if there is a Market Disruption Event on such day, the Observation Date will be postponed to the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or be continuing. In no event, however, will the Observation Date be postponed more than ten Business Days following the date originally scheduled to be the Observation Date. If the tenth Business Day following the date originally scheduled to be the Observation Date is not a Trading Day, or if there is a Market Disruption Event on such tenth Business Day, the Calculation Agent will determine the Index Closing Level for the Observation Date on such tenth Business Day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Trading Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-Trading Day) on such tenth Business Day of each security most recently constituting the Index.

The Company shall make available to the Warrant Agent, no later than 2:00 P.M., New York City time, on the Expiration Date, same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the Warrantholder by check or, in the case of payments of at least $100,000, by wire transfer of immediately available funds to a U.S. Dollar bank account maintained by such Warrantholder in the United States (at such Warrantholder’s election and upon proper notice being given to the Company and the Warrant Agent) against receipt by the Warrant Agent at the Warrant Agent’s Transfer Office of the Warrant Certificate, prior to the close of business on such Expiration Date. Such payment shall be in an amount equal to the aggregate Cash Settlement Value of the Warrants.

Neither the Warrant Agent nor the Calculation Agent will be responsible for any losses resulting from a failure of a brokerage firm to properly exercise Warrants on behalf of a Warrantholder.

With respect to the Index or the relevant Successor Index, a “Market Disruption Event” means:

•
a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or the Successor Index) on the Relevant Exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or the Successor Index) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or the Successor Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the Calculation Agent in its sole discretion; and

•
a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with the Company’s ability or the ability of any of the Company’s affiliates to adjust or unwind all or a material portion of any hedge with respect to the Warrants.

For purposes of determining whether a Market Disruption Event with respect to the Index (or the Successor Index) exists at any time, if trading in a security included in the Index (or the Successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the Successor Index) will be based on a comparison of:

•	the portion of the level of the Index (or the Successor Index) attributable to that security relative to

•	the overall level of the Index (or the Successor Index), in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to the Index (or the Successor Index) has occurred with respect to the Index (or the Successor Index):

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or the Successor Index);

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Index (or the Successor Index) by the primary exchange or market for trading in such contracts by reason of

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the Successor Index); and

•
a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary exchange or market on which futures or options contracts related to the Index (or the Successor Index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant Exchange” means, with respect to the Index or the relevant Successor Index, the primary U.S. exchange or market of trading for any security (or any combination thereof) then included in the Index or such Successor Index, as applicable.

Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the Registered Holder hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon surrender hereof at the Warrant Agent’s Transfer Office, accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by the Registered Holder(s) hereof, a duly appointed legal representative thereof or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company having a correspondent office in The City of New York or by a broker or dealer which is a member of the Financial Industry Regulatory Authority or by a member of a national securities exchange. A new Warrant Certificate shall be issued to the transferee(s) upon any such registration of transfer, and this Warrant Certificate shall be cancelled by the Warrant Agent.

The “Warrant Agent’s Transfer Office” shall be the office of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in the Warrant Agreement) and which is, on the date of this Agreement, 101 Barclay Street, Floor 8W, New York, NY 10286.

As provided in the Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent, at the Warrant Agent’s Transfer Office, of this Warrant Certificate. The Company will thereupon execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number of Warrants. Upon surrender of this Warrant Certificate for exchange, the Warrant Agent shall cancel this Warrant Certificate.

The Warrant Agent will act as registrar and transfer agent for the Warrants. The Warrant Agent will also act as paying agent and may designate additional paying agents.

No service charge will be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, other than exchanges not involving any transfer.

“Business Day” means any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. Dollars are not conducted.

“Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the NYSE Alternext, The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York, excluding choice of law provisions.

Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

EXHIBIT A-1

FORM OF GLOBAL WARRANT CERTIFICATE

No. R- _____________
CUSIP No. 46625H142

Unless this Global Warrant Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (the “Depositary”, which term, as used herein, includes any successor securities depositary selected by the Company) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, Cede & Co., has an interest herein.

JPMORGAN CHASE & CO.

Global Warrant Certificate Representing

Index Call Warrants linked to the S&P 500® Index

Expiring July 13, 2009

This certifies that CEDE & CO., or registered assigns, is the “Registered Holder” of the number of Index Call Warrants linked to the S&P 500® Index expiring July 13, 2009 (the “Warrants”) of JPMorgan Chase & Co. (the “Company”) set forth from time to time on Schedule A hereto. Each Warrant entitles the Registered Holder (the “Warrantholder”) to receive, subject to the conditions set forth herein and in the Warrant Agreement referred to below, from the Company the Cash Settlement Value of such Warrant on the Expiration Date (as defined below). Each Warrant will be automatically and irrevocably exercised on the Expiration Date and the Warrantholder will receive a payment in cash, if any, equal to the Cash Settlement Value.

The “Cash Settlement Value” with respect to each Warrant will be an amount in U.S. Dollars equal to the greater of (i) $0 and (ii) the notional amount per Warrant multiplied by the lesser of (A) the Index Return and (B) the Maximum Return. The Cash Settlement Value will be rounded to the nearest cent, with one-half cent rounded upward. The change in the Index from the Initial Index Level to the Ending Index Level (expressed as a percentage of the

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Initial Index Level) (the “Index Return”) is described by the following formula:

Ending Index Level – Initial Index Level
Initial Index Level

The “Index” means the S&P 500® Index designed, developed, maintained and operated by Standard and Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P” or the “Index Sponsor”).

The “Initial Index Level” is 849.50, as determined in the sole discretion of the Calculation Agent on the pricing date of April 9, 2009 (the “Pricing Date”).

The “Ending Index Level” is the Index Closing Level on the Observation Date.

The “Index Closing Level” on any trading day will equal the closing level of the Index or any Successor Index (as defined below) published following the regular official weekday close of trading on such Trading Day. In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index as described below at the regular official weekday close of the principal trading session of the New York Stock Exchange (“NYSE”), the NYSE Alternext US LLC (the “NYSE Alternext”), The NASDAQ Stock Market or any Relevant Exchange for the Index or Successor Index, as applicable.

The “Maximum Return” is 6.00%.

The “notional amount” of each Warrant is $1,000.

A Warrant will not entitle or require a Warrantholder to purchase or to take delivery from the Company of any shares of any component stocks of the Index or any Successor Index (the “Underlying Stocks”), or any other securities. Following exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in an amount equal to the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or any other securities. Except as otherwise provided in the Warrant Agreement, beneficial owners of interests in this Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing the Warrants.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

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The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of April 15, 2009 (the “Warrant Agreement”) among the Company and The Bank of New York Mellon (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Registered Holder of this Global Warrant Certificate consents, by acceptance of this Global Warrant Certificate by the Depositary, on its own behalf and on behalf of the beneficial owners of Warrants and the entities (if any) through which such beneficial owners hold their beneficial interests in the Warrants, and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agreement is on file with the Warrant Agent at The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286 (Warrant Agent’s Business Office”).

The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.

The Company has appointed J.P. Morgan Securities Inc. (“JPMSI”) to be its Calculation Agent, (the “Calculation Agent”), to determine the Initial Index Level, the Ending Index Level, and the Index Return as provided in the Calculation Agent Agreement dated January 22, 2009 (the “Calculation Agent Agreement.”). The Calculation Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Calculation Agent Agreement, its calculations and determinations made under the Calculation Agent Agreement and this Global Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders (on such holder’s own behalf and on behalf of any Participant or beneficial owner of Warrants). Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent’s Business Office.

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any Index Closing Level on the Observation Date or any other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange for the Successor Index on such day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Warrant Agent, to the Company and to the holders of the Warrants.

If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on, the Observation Date or any other relevant

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date on which the Index Closing Level is to be determined, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Observation Date or such other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or Successor Index, as applicable.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the Calculation Agent will adjust its calculation of the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Neither the Company nor the Calculation Agent will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index or any Successor Index, or as to adjustments or calculations by the Calculation Agent (as provided above) in order to arrive at the level of the Index or any Successor Index.

The “Expiration Date” for each Warrant shall be July 13, 2009, subject to adjustment as described below. If the scheduled Expiration Date is not a Business Day, then the Expiration Date will be the next succeeding Business Day following such scheduled Expiration Date. If, due to a Market Disruption Event or otherwise, the Observation Date is postponed so that it falls less than three

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Business Days prior to the scheduled Expiration Date, the Expiration Date will be the third Business Day following the Observation Date, as postponed.

The “Observation Date” for each Warrant shall be July 8, 2009, subject to postponement as described below. If the Observation Date is not a Trading Day or if there is a Market Disruption Event on such day, the Observation Date will be postponed to the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or be continuing. In no event, however, will the Observation Date be postponed more than ten Business Days following the date originally scheduled to be the Observation Date. If the tenth Business Day following the date originally scheduled to be the Observation Date is not a Trading Day, or if there is a Market Disruption Event on such tenth Business Day, the Calculation Agent will determine the Index Closing Level for the Observation Date on such tenth Business Day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Trading Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-Trading Day) on such tenth Business Day of each security most recently constituting the Index.

The Company shall make available to the Warrant Agent, no later than 2:00 P.M., New York City time, on the Expiration Date, same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the Depositary, against receipt of the Global Warrant Certificate, prior to the close of business on such Expiration Date. Such payment shall be in an amount equal to the aggregate Cash Settlement Value of the Warrants. The Depositary will be responsible for disbursing such payment to each appropriate Participant and that Participant will be responsible for disbursing such payments to the beneficial owners of Warrants it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing payments to the beneficial owners of Warrants it represents.

Neither the Warrant Agent nor the Calculation Agent will be responsible for any losses resulting from a failure of a brokerage firm, or any Participant, to properly exercise Warrants on behalf of a Warrantholder.

With respect to the Index or the relevant Successor Index, a “Market Disruption Event” means:

•
a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period

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preceding the close of, the principal trading session on such Relevant Exchange; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or the Successor Index) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or the Successor Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the Calculation Agent in its sole discretion; and

•
a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with the Company’s ability or the ability of any of the Company’s affiliates to adjust or unwind all or a material portion of any hedge with respect to the Warrants.

For purposes of determining whether a Market Disruption Event with respect to the Index (or the Successor Index) exists at any time, if trading in a security included in the Index (or the Successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the Successor Index) will be based on a comparison of:

•	the portion of the level of the Index (or the Successor Index) attributable to that security relative to

•	the overall level of the Index (or the Successor Index), in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to the Index (or the Successor Index) has occurred with respect to the Index (or the Successor Index):

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or the Successor Index);

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•	limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Index (or the Successor Index) by the primary exchange or market for trading in such contracts by reason of

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the Successor Index); and

•
a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary exchange or market on which futures or options contracts related to the Index (or the Successor Index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant Exchange” means, with respect to the Index or the relevant Successor Index, the primary U.S. exchange or market of trading for any security (or any combination thereof) then included in the Index or such Successor Index, as applicable.

Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the Registered Holder as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depositary, to another nominee of the Depositary, to a successor Depositary or to a nominee of a
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successor Depositary, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or a dealer, which is a member of the Financial Industry Regulatory Authority or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

The Global Warrant Certificate may be transferred as provided above when surrendered to the Warrant Agent’s Transfer Office, or at the location of any successor Warrant Agent for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants. The “Warrant Agent’s Transfer Office” shall be the office of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in the Warrant Agreement) and which is, on the date of this Agreement, 101 Barclay Street, Floor 8W, New York, NY 10286.

The Warrant Agent will act as registrar and transfer agent for the Warrants. The Warrant Agent will also act as paying agent and may designate additional paying agents.

No service charge will be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, other than exchanges not involving any transfer.

“Business Day” means any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. Dollars are not conducted.

“Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the NYSE Alternext, The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

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This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York, excluding choice of law provisions.

Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

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IN WITNESS WHEREOF, JPMorgan Chase & Co. has caused this instrument to be duly executed.

Dated:  ______________

JPMORGAN CHASE & CO.

By:
Name
Title

Attest:

By:
Name:
Title:

Countersigned as of the date above written:

THE BANK OF NEW YORK MELLON, as Warrant Agent

By:
Authorized Officer

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Schedule A

Number of Warrants Represented by
Date	this Global Warrant Certificate

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EXHIBIT B

  THE BANK OF NEW YORK MELLON FEE SCHEDULE

The Issuer shall be responsible for the payment to The Bank of New York Mellon, as Warrant Agent, the fees, expenses and charges as set forth in this Fee Schedule.

ACCEPTANCE FEE — $2,500 per occurrence

This one time charge of $2,500 covers the review and execution of all documents in relation to the establishment of the Warrant program.

ANNUAL ADMINISTRATIVE FEE — $650 per CUSIP

The Annual Administrative Fee covers the day-to-day maintenance of the appointment and performance of duties established in the agreements, including the issuance and payment of securities/warrants and Warrant Agent services related to account administration and warrantholder services. Assumes all warrants issued are book-entry. Fees will be assessed on all outstanding CUSIPs outstanding at the end of each year and will be billed on an annual basis. This fee shall not be prorated.

OTHER SERVICES/ACTIVITY CHARGES WILL BE CHARGED

Audit Confirmation	$200 per confirmation (if applicable)

Wires (other than debt service)	$25.00 per wire

Early Warrant Exercise	$200.00 per exercise (if applicable)

DWAC Transfers	$10.00 per transfer

B-1